SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2008 (September 12, 2008)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)           On September 12, 2008, the Board of Directors (the “Board”) of Waddell & Reed Financial, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”) to revise the advance notice provisions therein and to increase the mandatory retirement age for non-employee directors effective immediately.

The advance notice provisions set forth in Section 5 and new Section 6 of Article II of the Company’s bylaws were revised and added, respectively, in order to, among other things:

•                                          Clarify that the advance notice procedures set forth in Section 6 of the Restated Bylaws are the exclusive means for a stockholder (a “Proponent”) to present a director nomination or other voting matter (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) before an annual meeting of stockholders.

•                                          Provide that Proponents wishing to submit director nominations or propose other business at an annual meeting of stockholders must be a stockholder of record of the Company at the time of notice and at the time of the meeting, and otherwise be entitled to vote at the meeting.

•                                          Provide that a Proponent must provide written notice to the Company’s Secretary regarding director nominations and other business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8) to be brought before an annual meeting of stockholders at least 100 days and not more than 120 days before the one-year anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Proponent to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company).  Before these revisions, the Company’s bylaws provided, generally, that a Proponent was required to provide such notice not less than 120 days prior to the one-year anniversary of the date that the Company mailed its proxy materials for the preceding year’s annual meeting.

•                                          Broaden the type of information that must be provided to the Company regarding any proposed director nominee, including without limitation any material relationships between the director candidate and the Proponent.

•                                          Broaden the type of information that must be provided to the Company regarding any proposed stockholder proposal (other than director nominations), including without limitation any material interests the Proponent has in such proposed proposal and the reasons for the proposal.

•                                          Require the Proponent to disclose all of its ownership, voting and other economic interests in the Company’s capital stock, including without limitation derivatives and hedge positions, and to periodically report changes in such information to the Company during the proxy solicitation period.

•                                          Require the Proponent to provide the Company a questionnaire and written representation that, among other things, the director candidate has not given any commitment or assurance to any third party on how such director candidate, if elected, will act or vote on any issue or question that has not been previously disclosed to the Company in writing.

As a result of the revisions to the advance notice provisions, in order for a Proponent to nominate a director or submit other business at the Company’s 2009 Annual Meeting of Stockholders (and not intend for such business to be included in the Company’s 2009 proxy materials pursuant to Rule 14a-8), the Proponent must comply with the new advance notice provisions set forth in Sections 5 and 6 of Article II of the Restated Bylaws, including without limitation providing written notice of such nomination and other business to the Company not later than December 30, 2008 and not earlier than December 10, 2008.  Proponents wishing to include a stockholder proposal in the Company’s 2009 proxy materials are required to comply with Rule 14a-8.

As briefly described above, the Board also amended Section 1 of Article III of the Company’s bylaws to increase the mandatory retirement age for non-employee directors from 74 to 76.

The above summary of the revisions to the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d)                               Exhibits.

3.1                                   Amended and Restated Bylaws of Waddell & Reed Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: September 17, 2008	By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Waddell & Reed Financial, Inc.